FIRST MODIFICATION TO AGREEMENT FOR PURCHASE AND SALE
             -----------------------------------------------------
                         AND JOINT ESCROW INSTRUCTIONS
                         -----------------------------

     This First Modification to Agreement for Purchase and Sale and Joint Escrow Instructions ("Modification") is made and entered into this 24th day of June 1997 between RIVER HILL APARTMENTS, LTD., ("Seller") and CORNERSTONE REALTY GROUP, INC. ("Purchaser").

     WHEREAS, Purchaser and Seller entered into an Agreement for Purchase and Sale and Joint Escrow Instructions dated the 17th day of June 1997 ("Agreement"); and

     WHEREAS, Purchaser and Seller now desire to modify and amend the Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, Seller and Purchaser agree as follows:

     1. All terms not specifically defined herein shall have the same meaning as ascribed to them in the Agreement.

     2. Paragraph 5.2. Due Diligence Investigation is hereby amended to remove June 23, 1997 and insert June 30, 1997.

     3. Except as herein modified, the terms and provisions of the Agreement shall remain in full force and effect.

     4. In the event there is any conflict in the terms of this Modification and the terms of the Agreement, the terms of this Modification shall govern.

     5. This Modification may be executed in separate counterparts, each of which shall be deemed an original and all of which taken together will constitute one agreement between the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Modification on the date first above written.

                                 RIVER HILL APARTMENTS, LTD.,
                                 a Texas limited partnership

                                 By:  HUTTON/COM AM REALTY INVESTORS 4,
                                      a California limited partnership,
                                      general partner

                                      By: RI 3-4 REAL ESTATE SERVICES, INC.
                                          a Delaware corporation
                                          general partner

                                                /s/ Donald E. Petrow
                                          By: ______________________________
                                              Name: Donald E. Petrow
                                              Title: Vice President

                                 By:  COM AM PROPERTY SERVICES IV, LTD.
                                      a California limited partnership,
                                      general partner

                                      By:  CONTINENTAL AMERICAN
                                           DEVELOPMENT, INC.,
                                           a California corporation,
                                           general partner

                                           /s/ Scott Dupree
                                      By: _________________________________
                                          Name: E. Scott Dupree
                                          Title: Vice President

                                 CORNERSTONE REALTY GROUP, INC.
                                 a Virginia Corporation

                                      /s/ S. J. Olander
                                 By: _______________________________________
                                     Name: S. J. Olander
                                     Title: Senior Vice President

             SECOND MODIFICATION TO AGREEMENT FOR PURCHASE AND SALE
                         AND JOINT ESCROW INSTRUCTIONS

     This Second Modification to Agreement for Purchase and Sale and Joint Escrow Instructions ("Second Modification") is made and entered into as of June 30, 1997 between RIVER HILL APARTMENTS, LTD., ("Seller") and CORNERSTONE REALTY GROUP, INC. ("Purchaser").

     WHEREAS, Purchaser and Seller entered into an Agreement for Purchase and Sale and Joint Escrow Instructions dated the 17th day of June, 1997 (as amended and modified, the "Agreement"); and

     WHEREAS, the Agreement was modified by that certain First Modification to Agreement for Purchase and Sale and Joint Escrow Instructions dated as of the 24th day of June, 1997; ("First Modification") and

     WHEREAS, the Due Diligence Period has expired pursuant to Section 5.2 of the Agreement, as modified by the First Modification; and

     WHEREAS, the Title Review Period has expired pursuant to Section 5.3(a) of the Agreement, as modified by the First Modification;

     WHEREAS, Purchaser has completed (i) its investigation and research in connection with the Due Diligence Period pursuant to Section 5.2 of the Agreement and (ii) its review in connection with the Title Review Period pursuant to Section 5.3(c) of the Agreement, and as a result thereof has requested a reduction in the Purchase Price from Seller in consideration of Purchaser waiving its rights to terminate the Agreement pursuant to Section 5.5(a) and Section 5.5(b) of the Agreement; and

     WHEREAS, Purchaser and Seller now desire to modify and amend the Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, Seller and Purchaser agree as follows:

     1. All terms not specifically defined herein shall have the meanings ascribed to them in the Agreement.

     2. Section 4 of the Agreement is hereby amended to read as follows:

     "4. Purchase Price. The purchase price payable by Buyer for the Property (the "Purchase Price") is SEVEN MILLION TWO HUNDRED SEVENTY FIVE THOUSAND DOLLARS ($7,275,000.00), payable in cash on the Closing Date."

     3. Purchaser hereby confirms that the Due Diligence Period has expired pursuant to Section 5.2 of the Agreement, as modified by the First Modification, and Purchaser hereby waives any right to terminate the Agreement pursuant to
Section 5.5(a) of the Agreement.

     4. Purchaser hereby confirms that the Title Review Period has expired pursuant to Section 5.3(c) of the Agreement, as modified by the First Modification, and Purchaser hereby waives any right to terminate the Agreement pursuant to Section 5.5(b) of the Agreement.

     5. Section 7 of the Agreement is hereby amended to insert the following text to follow immediately after Section 7.12:

     "7.13. Estoppel Certificate. An estoppel certificate from the Las Colinas Association for the benefit of Buyer affirming, among other things, that based on a review of the Association's records, the Property is currently in compliance with Articles IV, V and VI of The Las Colinas Declaration recorded in Volume 73166, Page 1001 of the Dallas County Deed Records (the "Records") on August 22, 1973, as corrected by that certain Correction to Declaration dated August 8, 1977 recorded in Volume 77154, Page 1096 of the Records, that certain Second Correction to Declaration dated June 19, 1979 recorded in Volume 79122, Page 0749 of the Records, that certain Third Correction to Declaration dated March 1, 1982 recorded in Volume 82071, Page 3244 of the Records, and that certain Supplementary Declaration No. 51 recorded in Volume 83110, Page 2738 of the Records (as corrected, amended, and modified, the "Declaration"). The estoppel certificate contemplated by this Section 7.13 shall, to the Buyer's reasonable satisfaction determined in good faith, address those matters contained in the sample estoppel certificate attached hereto as Exhibit A."

     6. Section 7.13 of the Agreement is hereby amended to be designated "Section 7.14".

     7. Except as herein modified, the terms and provisions of the Agreement shall remain in full force and effect.

     8. In the event there is any conflict in the terms of this Second Modification and the terms of the Agreement, the terms of this Second Modification shall govern.

     9. This Second Modification may be executed in separate counterparts, each of which shall be deemed an original and all of which taken together will constitute one agreement between the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Modification on the date first above written.


                                                RIVER HILL APARTMENTS, LTD., a
                                                Texas limited partnership

                                                By: HUTTON/CON AM REALTY INVES-
                                                    TORS 4, a California limit-
                                                    ed partnership, general
                                                    partner

                                                    By: RI 3-4 REAL ESTATE
                                                        SERVICES, INC., a
                                                        Delaware corporation
                                                        general partner

                                                    By: /s/ Donald E. Petrow
                                                        -----------------------
                                                        Name:  Donald E. Petrow
                                                        Title: Vice President

                                                By: CON AM PROPERTY SERVICES
                                                    IV, LTD., a California
                                                    limited partnership, gener-
                                                    al partner

                                                    By: CONTINENTAL AMERICAN
                                                        DEVELOPMENT, INC., a
                                                        California corpora-
                                                        tion, limited partner

                                                    By: /s/ Scott Dupree
                                                        ----------------------
                                                        Name:  E. Scott Dupree
                                                        Title: Vice President


                                                CORNERSTONE REALTY GROUP, INC.,
                                                a Virginia corporation

                                                By: /s/ S. J. Olander
                                                    --------------------
                                                    Name:  S. J. Olander
                                                    Title: Senior Vice President

                                   EXHIBIT A

                          THE LAS COLINAS ASSOCIATION
         4950 N. O'Connor Blvd.   Suite 100   Irving, Texas 75062-2266
                       (214) 541-2345  Fax (214) 650-0229


                               November 12, 1996

Safeco Land Title
1201 Elm, Suite 5220
Dallas, Texas 75270

WDN Properties
5400 LBJ Freeway, Suite 400
Dallas, Texas 75240

RE: GF# SP96-190595
    1101 Meadow Creek Drive
    Lot 1B, 9.3281 Acres
    River Hill Apartments
    Las Colinas Area LI
    Acct. # 051.004

ESTOPPEL CERTIFICATE

Ladies/Gentlemen:

   We understand that WDN Properties, Ltd., (the "Purchaser"), contemplates purchasing the above referenced property, (the "Property"), together with any improvements constructed thereon, from River Hill Apartments Ltd., (the "Seller"). As a condition of the sale of said Property, you have requested that The Las Colinas Association, (the "Association"), certify to certain matters.

   The Association hereby certifies that as of November 12, 1996:

   (1) The Association is a Texas non-profit corporation principally organized to enforce the covenants, conditions and restrictions contained in The Las Colinas Declaration recorded in Volume 73166, Page 1001 of the Dallas County Deed Records on August 22, 1973, as corrected by that certain Correction to Declaration dated August 8, 1977 recorded in Volume 77154, Page 1096 of the Dallas County Deed Records, that certain Second Correction to Declaration dated June 19, 1979 recorded in Volume 79122, Page 0749 of the Dallas County Deed Records and that certain Third Correction to Declaration dated March 1, 1982 recorded in Volume 82071, Page 3244 of the Dallas County Deed Records. (The Las Colinas Declaration, all amendments and corrections, and any applicable supplementary declarations thereto referred to herein as the "Declaration".)

   (2) The Property is part of Las Colinas Area LI. The specific protective covenants applicable to the Property are contained in Supplementary Declaration No. 51, recorded in Volume 83110, Page 2738, of the Real Property Records of Dallas County, Texas ("SD#51").

ESTOPPEL CERTIFICATE
November 12, 1996
PAGE TWO

   (3) Based upon a review of the Association's records on the Property, the Property is currently in compliance with Articles IV, V and VI of the Declaration except as noted in Exhibit A to this certificate.

   (4)  The property met The Las Colinas Association Technical
Specifications and Federal Communications Commission (FCC) signal leakage requirements except as noted in Exhibit B. This does not guarantee or imply compliance beyond the date of testing. FCC signal leakage testing is regularly done on a quarterly basis to meet the FCC requirements.

   (5) All approvals and reviews by the Association and the Architectural Control Committee are limited to matters of an aesthetic nature and do not include structural, engineering, architectural or foundation review. Approval of the plans for construction on the Property by the Association and/or the Architectural Control Committee does not guarantee or imply that the plans, if followed, will result in properly designed improvements or that any improvements built in accordance therewith will be built in a good and workman-like manner. Approval of the plans for construction on the Property is not to be construed as approval by the City of Irving, Texas, as the approval processes are mutually exclusive. You may wish to conduct or have conducted an appropriate inspection on these matters.

   (6) The owner of the Property has delinquent obligations with respect to the payment of assessments and other fees to the Association. A current status of any obligations is noted in Exhibit C.

   (7) The assessment lien shall be superior to all other liens and charges against the property, except only for tax liens and all sums unpaid on a first mortgage lien or first deed of trust lien of record, securing in either instance sums borrowed for the improvement of the property in question pursuant to
Article III, Section 10 of the Declaration. The annual assessment covers the period January 1st, thru December 31st. The annual assessment is billed in April or May, and is due by July 1st, and becomes delinquent after July 31st, accruing interest at the rate of 10% per year or .83% per month. The annual assessment for the current year, 1996, is $13,049.06 and has been paid.

                                Very truly yours,

                                THE LAS COLINAS ASSOCIATION

                                   /s/ Worth B. Brown
                                   --------------------------
                                By:  Worth B. Brown
                                Its: Vice President / General Manager

enclosures

CC: River Hill Apartments
    C/O Manager
    1101 Meadow Creek Circle N.
    Irving, Texas 75038

                                   EXHIBIT A

November 12, 1996

Riverhill Apartments, Ph. I
1101 Meadow Creek Drive
Las Colinas Area 51

TLCA Property ID #051.004

A review of the referenced property has been completed to determine compliance with Articles IV, V and VI of the Declaration. To the best of the Association's knowledge the property is in compliance except as noted below.

Compliance issues with Article IV, V and approved plans:

[ ]   A number of large trees are missing throughout the complex.

[ ]   Shrubbery missing at foundation and a/c equipment.

[ ]   Overnight parking and storage of trailers, boats, and recreational vehicles are required to be stored under covered area or in an interior designated area of the complex.

[ ]   A number of exterior light fixtures are different styles than those which were previously approved.

[ ]   All PVC condensate drains located on the exterior walls are unapproved.

Compliance issues with the Maintenance provisions of Article VI:

[ ]   Loose and missing roof tiles.

[ ]   Exterior stucco is stained and discolored. Needs to be painted.

[ ]   Railroad ties used for retaining walls are loose and damaged. They are in need of immediate repair/replacement.

[ ]   Monument sign is damaged and in need of repair.

[ ]   Flashing above storage areas/mechanical rooms, located at the ends of the building, need to be painted to match roof tiles or stucco color.

[ ]   Surface damage to parking area.

     THE ASSOCIATION RESERVES THE RIGHT TO REVIEW ANY NOTED
               DEFICIENCIES UPON THEIR RESOLUTION.

                                   EXHIBIT B

November 12, 1996
1101 Meadow Creek Drive
Lot 1B, 9.3281 Acres
River Hill Apartments
Las Colinas Area LI
Acct. # 051.004

   1. The following buildings have significant amounts of signal leakage based upon the Cumulative Leakage Index (CLI):

        a. Building #1123
        b. Building #1107
        c. Building #1103

These signal leakages must be corrected in order to meet FCC requirements and The Las Colinas Association Technical Specifications.

THE CABLE AND THE INSTALLATION METHOD MUST MEET THE LAS COLINAS ASSOCIATION TECHNICAL SPECIFICATIONS. THE ASSOCIATION RESERVES THE RIGHT TO DISCONNECT OR REFUSE TO CONNECT THE PROPERTY TO THE LAS COLINAS ASSOCIATION COMMUNICATIONS SYSTEM UNTIL THESE SPECIFICATIONS ARE MET.

                                                                 Page 1 of 2
                                   EXHIBIT C

                          THE LAS COLINAS ASSOCIATION
                          4950 N. OCONNOR BLVD. SUITE 100
                          IRVING, TX 75062-2266
                          972-541-2345

                          Statement as of 11/12/96


 TO:                                        MAKE CHECKS PAYABLE TO:
     RIVER HILL APARTMENTS                  THE LAS COLINAS ASSOCIATION
     C/O MANAGER                            4950 N. OCONNOR BLVD. SUITE 100
     1101 MEADOW CREEK CIRCLE N.            IRVING, TX 75062-2266
     IRVING, TX 75038

 Account : 051.004                                      Acres:     9.3281
 Address : 1101 MEADOW CREEK DR                         Lot: 1B     Block:
 Loc.Name: RIVER HILL APARTMENTS PHASE I
 Legal   : MEADOW CREEK CIRCLE NORTH
 DCAD    : 322585800001B0000
---------------------------------------------------------------------------
 INVOICE #        INVOICE DATE  INVOICE AMOUNT  PAYMENT/CREDIT  AMOUNT DUE
-----------       ------------  --------------  --------------  -----------
4207.9509997618      08/03/95            27.00             .00       27.00
LATE FEE             10/31/95              .23             .00         .23
LATE FEE             11/30/95              .23             .00         .23
4207.9509998520      12/09/95            28.40           28.40         .00
4302.9509998554      12/18/95         1,697.99        1,697.99         .00
LATE FEE             12/31/95              .23             .00         .23
4302.9609998673      01/03/96         1,697.99        1,697.99         .00
4207.9609998715      01/04/96            30.20           30.20         .00
4302.9609998782      02/01/96         1,697.99        1,697.99         .00
LATE FEE             01/31/96              .23             .00         .23
4207.9609998877      02/06/96            27.40           27.40         .00
LATE FEE             02/29/96              .23             .00         .23
4302.9609998968      03/05/96         1,697.99        1,697.99         .00
4207.9609999015      03/08/96            25.40           25.40         .00
4302.9609999072      04/01/96         1,697.99        1,697.99         .00
LATE FEE             03/31/96              .23             .00         .23
4207.9609999159      04/04/96            25.20           25.20         .00
LATE FEE             04/30/96              .23             .00         .23
4302.9609999250      05/02/96         1,697.99        1,697.99         .00
4207.9609999291      05/02/96            24.20           24.20         .00
4002.9609999805      05/15/96        13,049.06       13,049.06         .00
4302.9610002542      06/03/96         1,697.99        1,697.99         .00
LATE FEE             05/31/96              .23             .00         .23
4207.9610002632      06/12/96            24.60           24.60         .00
4302.9610004516      07/05/96         1,633.05        1,633.05         .00
4207.9610004557      07/05/96            25.40           25.40         .00
4302.9610004568      07/05/96         1,697.99        1,697.99         .00
LATE FEE             06/28/96              .23             .00         .23
LATE FEE             07/31/96              .23             .00         .23
4302.9610005145      08/02/96         1,697.99        1,697.99         .00
4207.9610005187      08/02/96            24.60           24.60         .00
4302.9610005249      09/03/96         1,697.99        1,697.99         .00
LATE FEE             08/30/96              .23             .00         .23
4207.9610005527      09/06/96            25.40           25.40         .00
4302.9610005563      10/02/96         1,663.61        1,663.61         .00
LATE FEE             09/30/96              .23             .00         .23

                                                                 Page 2 of 2
                                   EXHIBIT C

                          THE LAS COLINAS ASSOCIATION
                          4950 N. OCONNOR BLVD. SUITE 100
                          IRVING, TX 75062-2266
                          972-541-2345

                          Statement as of 11/12/96


 TO:                                        MAKE CHECKS PAYABLE TO:
     RIVER HILL APARTMENTS                  THE LAS COLINAS ASSOCIATION
     C/O MANAGER                            4950 N. OCONNOR BLVD. SUITE 100
     1101 MEADOW CREEK CIRCLE N.            IRVING, TX 75062-2266
     IRVING, TX 75038

 Account : 051.004                                      Acres:     9.3281
 Address : 1101 MEADOW CREEK DR                         Lot: 1B     Block:
 Loc.Name: RIVER HILL APARTMENTS PHASE I
 Legal   : MEADOW CREEK CIRCLE NORTH
 DCAD    : 322585800001B0000
---------------------------------------------------------------------------
 INVOICE #        INVOICE DATE  INVOICE AMOUNT  PAYMENT/CREDIT  AMOUNT DUE
-----------       ------------  --------------  --------------  -----------
4302.9610005769      10/04/96         1,705.63        1,705.63         .00
4207.9610005810      10/07/96            24.20           24.20         .00
LATE FEE             10/31/96              .23             .00         .23
4214.9610005961      11/01/96            75.00             .00       75.00
4207.9610005992      11/04/96            27.80             .00       27.80
4302.9610006003      11/07/96         1,705.63             .00    1,705.63

                                               TOTAL DUE:         1,838.42


---------------------------------------------------------------------------
     CURRENT       OVER 30       OVER 60       OVER 90      OVER 120
     -------       -------       -------       -------      --------
    1,808.66           .23           .23           .23         29.07


PLEASE PROVIDE THE ASSOCIATION WITH A COPY OF THE WARRANTY DEED OR SETTLE-MENT STATEMENT WITH THE PURCHASERS CORRECT MAILING ADDRESS.

             THIRD MODIFICATION TO AGREEMENT FOR PURCHASE AND SALE
                         AND JOINT ESCROW INSTRUCTIONS


        This Third Modification to Agreement for Purchase and Sale and Joint Escrow Instructions ("Third Modification") is made and entered into as of August __, 1997 between RIVER HILL APARTMENTS, LTD. ("Seller") and CORNERSTONE REALTY GROUP, INC. ("Purchaser").

        WHEREAS, Purchaser and Seller entered into an Agreement for Purchase and Sale and Joint Escrow Instructions dated June 17, 1997, which Agreement was modified by that certain First Modification to Agreement for Purchase and Sale and Joint Escrow Instructions dated as of June 24, 1997, and further modified by that certain Second Modification to Agreement for Purchase and Sale and Joint Escrow Instructions dated as of June 30, 1997 (as amended and modified, the "Agreement"); and

        WHEREAS, Seller has notified Purchaser that Seller has initiated an action to contest the 1997 assessed value of the Property, which action, including all appeals, may extend beyond the Close of Escrow; and

        WHEREAS, Seller and Purchaser desire to allow for an adjustment of those proration items set forth in Section 10 of the Agreement which are based upon the assessed value of the Property in the event the contest referred to herein, including any appeal, is successful and as a result any such proration items are accordingly reduced; and

        WHEREAS, Purchaser and Seller now desire to modify and amend the Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, Seller and Purchaser agree as follows:

        1. All terms not specifically defined herein shall have the meanings ascribed to them in the Agreement.

        2. Section 10 of the Agreement is hereby amended to include the following provision:

        "In the event that the assessed value of the Property for real estate tax purposes for the tax year 1997 is, for any reason, decreased after the Close of Escrow (the "Reassessment Date"), then Seller and Purchaser agree to re-prorate the real estate taxes for which an adjustment will have been made at the Close of Escrow. If, as a result of such re-proration, Purchaser has collected from Seller at the Close of Escrow an amount in excess of the amount Purchaser would have collected at the Close of Escrow if the assessed value of the Property had been the same at the time of the Close of Escrow as it is at the Reassessment Date, then Purchaser shall refund the difference between such amounts to Seller within five (5) business days of receiving notice from Seller of such event."

        3. Except as herein modified, the terms and provisions of the Agreement shall remain in full force and effect.

        4. In the event there is any conflict in the terms of this Third Modification and the terms of the Agreement, the terms of this Third Modification shall govern.

        5. This Third Modification may be executed in separate counterparts, each of which shall be deemed an original and all of which taken together will constitute one agreement between the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Third Modification on the date first above written.

                                        RIVER HILL APARTMENTS, LTD., a
                                        Texas limited partnership

                                        By: HUTTON/CON AM REALTY INVES-
                                            TORS 4, a California limit-
                                            ed partnership, general
                                            partner

                                            By: RI 3-4 REAL ESTATE
                                                SERVICES, INC., a
                                                Delaware corporation,
                                                general partner

                                            By: /s/ Donald E. Petrow
                                                _____________________
                                                Name:  Donald E. Petrow
                                                Title: Vice President

                                        By: CON AM PROPERTY SERVICES
                                            IV, LTD., a California
                                            limited partnership, gener-
                                            al partner

                                            By: CONTINENTAL AMERICAN
                                                DEVELOPMENT, INC., a
                                                California corpora-
                                                tion, limited partner

                                            By: /s/ E. Scott Dupree
                                                _____________________
                                                Name:  E. Scott Dupree
                                                Title: Vice President

                                        CORNERSTONE REALTY GROUP, INC.,
                                        a Virginia corporation

                                        By: /s/ Glade M. Knight
                                            ----------------------
                                            Name:  Glade M. Knight
                                            Title: President

                AGREEMENT FOR PURCHASE AND SALE AND JOINT ESCROW
                ------------------------------------------------
                                  INSTRUCTIONS
                                  ------------


        This Agreement for Purchase and Sale and Joint Escrow Instructions (the "Agreement") is entered into as of June 17, 1997, by and between RIVER HILL APARTMENTS, LTD., a Texas limited partnership ("Seller"), and CORNERSTONE REALTY GROUP, INC., a Virginia corporation ("Buyer"), who agree and, to the extent applicable, instruct COMMONWEALTH LAND TITLE INSURANCE COMPANY ("Escrow Holder"), as escrow holder, as follows:

        1. This Agreement is made with reference to the following facts:

           1.1. Seller owns the real property located at 1101 North Meadow Creek Drive, Irving (Las Colinas), Texas, commonly known as RIVER HILL APARTMENTS, and more fully described on the attached EXHIBIT A (the "Real Property"). Along with the Real Property, Buyer intends to purchase and Seller intends to sell, in accordance with this Agreement, all improvements constructed in, on or under the Real Property (the "Improvements") and all of Seller's personal property located on and used in connection with the Real Property or the Improvements (the "Personal Property").

           1.2. By this Agreement, Buyer and Seller intend to provide for the sale of the Real Property, the Personal Property, and the Improvements (collectively, the "Property") by Seller to Buyer.

           1.3. Concurrently with the execution of this Agreement, Buyer shall deliver to Seller the sum of Fifty Dollars ($50) (the "Independent Consideration"), which amount Buyer and Seller agree has been bargained for as consideration for Seller's execution and delivery of this Agreement and Buyer's right to inspect the Property in accordance with the provisions hereof. The Independent Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, and is non-refundable in all events.

        2. Purchase and Sale. Subject to the provisions of this Agreement, Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, in its "as-is" condition except as may otherwise be set forth in this Agreement.

        3. Escrow.

           3.1. Opening of Escrow. Buyer shall cause an escrow account (the "Escrow") to be opened with Escrow Holder at 1700 Pacific Avenue, Suite 4740, Dallas, Texas 75201 (Attention: Beverly Grisse) for the purpose of facilitating the consummation of this Agreement, by delivering the Deposit (as defined in Section 4.1 below) to Escrow Holder along with a copy of the fully executed original (or executed counterparts) of this Agreement within two business days after executing this Agreement. This Agreement constitutes instructions to Escrow Holder. Buyer and Seller shall execute such additional mutual instructions as Escrow Holder may require, consistent with this Agreement. Any inconsistency between any such further mutual instructions and this Agreement must be resolved in a manner consistent with this Agreement and the provisions of this Agreement prevail unless Buyer and Seller waive such inconsistent provision in writing by specifically referring to the fact of such inconsistency and their intent to waive it.

           3.2. Closing Date. Escrow Holder shall close escrow in accordance with Article 8 below (the "Close of Escrow") within thirty (30) days after the expiration of the Due Diligence Period (as defined in Section 5.2 hereof) and after the waiver or satisfaction of Buyer's condition set forth in Section 5.2 below, but in no event after July 22, 1997 (as the same may be amended pursuant to this Section 3.2, the "Closing Date"). Notwithstanding the foregoing, prior to July 15, 1997 Buyer may elect to extend the Closing Date (the "Extension Option") for up to an additional sixty (60) days, but in no event after September 21, 1997, upon (x) the delivery to Seller of immediately available funds in the amount of One Hundred Thousand Dollars ($100,000.00) (the "Additional

Deposit"), the Additional Deposit shall be applied towards the Purchase Price on the Closing Date but shall be non-refundable to Buyer in all events except as otherwise provided herein, and (y) the delivery of a notice to Seller and Escrow Holder of Buyer's election to exercise the Extension Option, which notice states that Buyer waives any rights that it may have to the Deposit from and after the date of such notice except as may be stated below, and includes instructions to Escrow Holder to deliver the Deposit to Seller at the Close of Escrow or upon any termination of this Agreement.

        If the Close of Escrow does not occur on or before the Closing Date, then Buyer (unless Buyer exercises the Extension Option) or Seller, if not then in default under this Agreement, may at any time thereafter give written notice to Escrow Holder to cancel the Escrow whereupon the Escrow and the subject transaction shall be terminated and Escrow Holder shall distribute all monies and documents in Escrow Holder's possession in accordance with Section 11 herein and Seller shall have its remedies in accordance with Section 12 herein, and all additional mutual instructions as the parties may provide. Such cancellation of Escrow shall not prejudice or limit any legal or equitable rights of Buyer or Seller, except as may be limited by Section 12 herein with respect to Sellers rights.

        4. Purchase Price. The purchase price payable by Buyer for the Property (the "Purchase Price") is SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000.00), payable in cash on the Closing Date.

           4.1. Deposit. Concurrently with Buyer's delivery of an executed copy of this Agreement to Escrow Holder, Buyer shall deliver to Escrow Holder immediately available funds in the amount of One Hundred Fifty Thousand Dollars ($150,000.00) (including any interest accrued thereon, the "Deposit"). Escrow Holder shall notify Seller in writing on the date that it receives the Deposit from Buyer (the "Escrow Notice"). Unless Buyer and Seller agree to instruct Escrow Holder in writing to the contrary, during the term of this Agreement, Escrow Holder shall invest the Deposit in a short-term interest bearing account at a nationally recognized financial institution. Except as provided in Sections 3.2, 5.5, 11, 12, 17 and 18 below, the Deposit and the Additional Deposit, if any, shall be applied towards the Purchase Price on the Closing Date.

           4.2. Balance. On or before the Closing Date, Buyer shall deposit with Escrow Holder cash or other immediately available funds in the amount of the balance of the Purchase Price, plus the other sums required of Buyer under this Agreement to pay costs and prorations.

        5. Conditions Precedent. Buyer's obligations under this Agreement are subject to the satisfaction, approval or waiver by Buyer, on or before the expiration of the applicable contingency period provided for below (collectively, the "Contingency Periods"), of the following conditions precedent (collectively, "Buyer's Conditions"):

           5.1. Due Diligence Deliveries By Seller. Seller must have provided Buyer copies of the following items no later than ten (10) days after the date of Seller's receipt of the Escrow Notice from Escrow Agent (collectively, "Seller's Due Diligence Deliveries"): (a) a Commitment for Title Insurance for the Property dated no earlier than May 20, 1997, and issued by Escrow Holder as agent for Commonwealth Land Title Company (the "Title Company"), together with legible copies of all documents referenced therein (the "Title Commitment"), (b) any survey of the Property currently in Seller's possession or control, (c) current annual real estate and personal property tax bills, (d) copies of all plats, plans, specifications, architectural drawings and engineer's drawings related to the original construction or structural repairs, if any, of the Property currently in Seller's possession or control, (e) year-ending 1995 and 1996 operating statements and, to the extent available, monthly operating statements for 1997 (collectively, the "Operating Statements"), (f) the most recent rent roll identifying the rental income, security deposit, term of the lease, expiration date and status of the tenant (the "Rent Roll"), (g) all licenses and permits relating to the use or occupancy of the Property, (h) any service or maintenance contracts, including, without limitation, laundry, cable television, yellow pages, landscaping, security and refuse removal contracts relating to the Property (collectively, the "Service Contracts"), (i) all soils reports and environmental studies of the Property currently in Seller's possession or control, and (j) a copy of the standard form of resident lease.

During the Due Diligence Period, Seller will make available at the Property to Buyer copies of any and all leases affecting the Property. Seller's Due Diligence Deliveries shall be accompanied by a list describing the same and Buyer shall sign said list attesting to its receipt of all of Seller's Due Diligence Deliveries. Seller acknowledges that Buyer is a public entity and therefore Buyer may be required to furnish financial statements to the Securities and Exchange Commission in connection with this acquisition. Seller agrees to make available to Buyer, upon Buyer's reasonable request therefor, operating statements and other financial information with respect to the last twelve (12) months of operations of the Property so that Buyer may prepare, at Buyer's sole cost and expense, a report that is in compliance with accounting regulation S-X of the Securities and Exchange Commission. In addition, in connection with the preparation of any such report, Seller agrees to make its auditors available to Buyer in the event that Buyer shall request a representation letter of Seller's auditors, and Buyer agrees that the cost of Seller's auditor's services in connection with the foregoing shall be borne solely by Buyer.

           5.2. Due Diligence Investigation. From May 16, 1997 until June 23, 1997 (the "Due Diligence Period"), Buyer may review Seller's Due Diligence Deliveries and may investigate and research and approve or disapprove of the physical, developmental, and economic status and feasibility of the Property. The matters subject to Buyer's approval under this Section include marketing studies, land use and legal due diligence, engineering studies, soils tests, physical inspections, structural reports, and environmental surveys with respect to the Property. In order to facilitate Buyer's investigation and analysis under this Section, subject to the provisions of Section 21 hereof, Seller grants Buyer the right to enter the Property at any time during normal business hours during the Due Diligence Period after forty-eight (48) hours prior written notice to Seller's regional property manager, to conduct reasonable inspections, reviews, examinations, and tests on the Property to investigate the physical condition of the Property. Buyer agrees to use its best efforts to give Seller as much advance written notice as possible prior to conducting such inspections, reviews, examinations and tests on the Property. Notwithstanding the foregoing, Buyer shall not conduct any Phase II environmental assessments and shall not otherwise disturb the integrity of the Property without the Seller's prior written consent.

           5.3. Evidence of Title.

           (a) Title Commitment. Within five (5) days after the date of Seller's receipt of the Escrow Notice from Escrow Holder, Seller, at Seller's sole expense, shall order and upon receipt deliver to Buyer and Buyer's attorney, the Title Commitment from the Title Company committing to insure the Property in the amount of the Purchase Price. The Title Commitment shall be effective no earlier than the "Effective Date" as indicated on such Title Commitment and shall include good, legible copies of all documents referenced therein. The Title Commitment shall reflect good and indefeasible fee simple title vested in the Seller. Buyer shall accept title subject to any covenants, conditions, rights of easements, restrictions and other matters affecting title which do not materially impair the use, value or operation of the Property (the "Permitted Exceptions").

           (b) Survey. Within five (5) days after the date that Buyer delivers the Deposit to Escrow Holder, Buyer shall employ at Buyer's sole cost and expense a Texas Registered Public Land Surveyor to survey the Property and prepare and deliver to Buyer, Seller and Escrow Holder a Category 1A survey of the Real Property and the Improvements according to the current Manual of Practice for Land Surveying in Texas published by the Texas Society of Professional Surveyors (the "Survey"). The Survey shall be sufficient to permit the Title Company to modify the standard printed exception in the Title Commitment pertaining to discrepancies, conflicts, boundary lines, encroachments, overlapping of improvements or similar matters. Buyer shall notify Seller in writing on the date that it receives the Survey (the "Survey Notice").

           (c) Review. Buyer shall have ten (10) days following later of (i) the date of its receipt of the Title Commitment and the documents referenced therein, and (ii) the date of its receipt of the Survey, but in no event later than the expiration of the Due Diligence Period (the "Title Review Period"), in which to review the Title Commitment and the Survey. Buyer shall accept title subject to the Permitted Exceptions and to any items to which Buyer does not object to prior to the expiration of the Title Review Period. If, prior to the expiration of the Title Review Period, Buyer discovers an exception to title which is not a Permitted Exception and is not acceptable to Buyer (a "Disapproved Title Exception") Buyer shall evidence its disapproval by giving written notice of its disapproval to Escrow Holder and Seller prior to the expiration of the Title Review Period. Seller shall have ten
(10) days from Seller's receipt of such notice to agree to remove such Disapproved Title Exception, and if after such ten-day period Seller has not agreed to remove such Disapproved Title Exception, this Agreement shall terminate on the written request of either Buyer or Seller. Notwithstanding the foregoing, Disapproved Title Exceptions shall only include any of the exclusions from coverage listed in the Title Commitment and shall not include (a) matters which are in all circumstances required exclusions from applicable title insurance coverage, (b) any exception to or condition of unavailability of any endorsement or amendment requested by Buyer to the TLTA owner's policy of title insurance to be issued pursuant to the Title Commitment (the "Title Policy"), and (c) any lien or requirement to the issuance of the Title Policy set forth in the Schedule B requirements to the Title Policy. Buyer agrees that Seller shall not suffer any liability in connection with its failure to remove any title exception. If Seller fails to cause the elimination of a Disapproved Title Exception within the time frame set forth in this Section 5.3(c), Buyer may (x) elect to terminate this Agreement in accordance with Section 5.5(b) below, or
(y) waive Seller's failure to remove such Disapproved Title Exception and proceed to closing in accordance with this Agreement.

           5.4. Owner's Policy. As a condition to Buyer's obligations to purchase the Property, on or before the Close of Escrow, Title Company must be prepared to issue to Buyer the Title Policy effective as of the Close of Escrow, insuring Buyer in the amount of the Purchase Price that upon recordation of the Deed (as defined in Section 7.1 hereof) title to the Property shall be vested in Buyer, subject only to the Permitted Exceptions and the standard printed exceptions other than any Disapproved Title Exception not waived by Buyer.

           5.5. Termination. Any one or more of the foregoing Buyer's Conditions may be waived by Buyer at or before the Close of Escrow.

           In the event that (a) prior to the expiration of the Due Diligence Period Buyer determines that it does not desire to purchase the Property for any reason whatsoever, or (b) a Disapproved Title Exception exists which Seller is unable or unwilling to remove within the time frame set forth in Section 5.3(c) hereof, Buyer shall notify Seller and Escrow Holder in writing of its election to terminate this Agreement. If Buyer so elects to terminate this Agreement, this Agreement will be of no further force and effect and Buyer, upon the delivery of a written notice of termination of this Agreement to Seller and Escrow Holder, shall be entitled to the return of the Deposit.

           5.6. Rent Ready. Seller agrees that all apartment units vacated by tenants five (5) or more business days prior to the Close of Escrow (each such unit, an "Applicable Unit") shall be in Rent Ready condition. For purposes herein, "Rent Ready" shall mean that condition in which vacant apartment units are immediately prior to being rented under Seller's ordinary course of managing the Property. If Seller shall fail to deliver an Applicable Unit in Rent Ready condition at the Close of Escrow, Buyer's sole remedy hereunder shall be an adjustment of the Purchase Price in the amount of the actual amount that it will cost to make such Applicable Unit Rent Ready, provided however, that in no event shall such amount exceed Seven Hundred Fifty Dollars ($750.00) per Applicable Unit or Seven Thousand Five Hundred Dollars ($7,500.00) in the aggregate. The obligations of Buyer and Seller pursuant to this Section 5.6 shall survive the closing for a period of ten (10) days after the Closing Date, during which period Buyer and Seller shall agree on a reconciliation of the adjustments described herein, if any.

           5.7. Chaparosa Apartments. The closing of this transaction is contingent upon both Buyer's and Seller's satisfactory completion of their respective obligations under that certain Agreement for Purchase and Sale and Joint Escrow Instructions of even date herewith with respect to the property located at 1201 North Meadow Creek Drive, Irving (Las Colinas), Texas, commonly known as Chaparosa Apartments ("Chaparosa Apartments").

        6. Buyer's Deliveries. Buyer shall deliver to Escrow Holder, on or before the Closing Date, for disbursement, delivery and recordation, as provided in this Agreement, the following funds, instruments, and documents, the delivery of which is material to the Close of Escrow:

            6.1. Funds. Immediately available funds in the amount required of Buyer under this Agreement including sufficient funds to meet Buyer's obligations under Sections 4.2, 5.7, and Articles 9 and 10.

            6.2. Evidence of Authorization. Evidence in form and substance reasonably satisfactory to Seller and its legal counsel that Buyer is authorized to enter into and consummate the transactions contemplated by this Agreement.

            6.3. Bring Down Certificate. A certificate signed by Buyer confirming that Buyer's representations and warranties as provided in Section 15 hereof are true and correct as of the Closing Date.

            6.4. Other Documents. Any documents reasonably required of Buyer by Escrow Holder in order to consummate the subject transaction inclusive of a Buyer's closing statement (the "Buyer's Closing Statement").

        7. Seller's Deliveries. Seller shall deliver to Escrow Holder on or before the Close of Escrow, for disbursement, delivery and recordation, as provided in this Agreement, the following instruments and documents, the delivery of which is material to the Close of Escrow:

            7.1. Deed and Bill of Sale. A special warranty deed duly executed and acknowledged by Seller conveying all of Seller's interest in the Real Property to Buyer (the "Deed") and a bill of sale executed by Seller conveying all of Seller's interest in the Personal Property to Buyer on an "as is-where is" basis (the "Bill of Sale").

            7.2. FIRPTA Affidavit. A FIRPTA affidavit duly executed and acknowledged by Seller certifying under penalty of perjury (a) Seller's United States taxpayer identification number and (b) that Seller is not a foreign person, in accordance with Section 1445 of the Internal Revenue Code of 1986, as amended (the Foreign Investment in Real Property Tax Act).

            7.3. Lease Assignment. An assignment of Seller's interest, as lessor, in any leases of space at the Property and security deposits for each such lease under which Seller retains responsibility for pre-closing matters and Buyer assumes all post-closing responsibilities. Delivery of leases hereunder shall include all original leases in Seller's possession.

            7.4. Service Contract Assignment. An assignment, to the extent assignable, of Seller's rights under the Service Contracts relating to the Property which are accepted by Buyer. Seller shall retain responsibility for pre-closing matters and Buyer shall assume all post-closing responsibilities.

            7.5. Licenses, Permits, Warranties and Guarantees Assignment. A non-recourse assignment, to the extent assignable, of any licenses, permits and unexpired warranties and guarantees, if any, pertaining to the Property.

            7.6. Updated Rent Roll. An update of the Rent Roll certified by Seller to be true and accurate as of a date within three days of the Closing Date.

            7.7. Asbestos Affidavit. As affidavit of Seller certifying whether Seller has received any written notice from any governmental agency of the presence of asbestos and/or any other hazardous material at the Property.

            7.8. Termination of Management Agreement. A valid written termination of the management agreement executed by all necessary parties, without cost to Buyer.

            7.9. Notice Letter. A signed copy of a notice letter (in a form prepared by Buyer and approved by Seller, such approval not to be unreasonably withheld) addressed to all residents at the Property notifying such residents as to the change in ownership. Delivery of such notice letter shall be at Buyer's sole cost and expense.

            7.10. Bring Down Certificate. A certificate signed by Seller confirming that Seller's representations and warranties as provided in Section 14 hereof are true and correct as of the Closing Date.

            7.11. Representation Letter. A representation letter as normally required by auditors for a public company, substantially in the form attached hereto as EXHIBIT B.

            7.12. Closing Memorandum. A closing memorandum and indemnification substantially in the form attached hereto as EXHIBIT C.

            7.13. Other Documents. All other documents reasonably required of Seller by Escrow Holder or as customarily required in similar transactions by Title Company in order to consummate the subject transaction inclusive of a Seller's closing statement (the "Seller's Closing Statement").

        8. Closing Escrow. On the Closing Date, provided Escrow Holder has received all the documents, instruments and funds required to be delivered by Buyer and Seller in accordance with Articles 6 and 7 above, and provided Title Company is prepared to cause Escrow Holder to issue the Title Policy upon the Close of Escrow and that all other conditions to the Close of Escrow have been satisfied (or waived by the party to this Agreement who benefits from such condition), Escrow Holder shall promptly perform all of the following:

            8.1. Recording. Cause the Deed to be recorded with the real property records of the county in which the Property is located.

            8.2. Deliveries. Deliver to Seller all of the deliveries of Buyer made pursuant to Article 6 above, and deliver to Buyer the Bill of Sale and all of the other deliveries of Seller made pursuant to Article 7 above.

            8.3. Costs and Prorations. Pay the costs and apply the prorations in accordance with Articles 9 and 10 below.

            8.4. Issuance of Owner's Policy. Cause the Title Policy to be issued at Seller's sole cost and expense, by the Title Company pursuant to the Title Commitment, subject only to the Permitted Exceptions, in the full amount of the Purchase Price, dated the Closing Date, and delivered to Buyer.

            8.5. Disbursement of Purchase Price. Disburse to Seller, or in accordance with Seller's instructions (after making appropriate adjustments for costs and prorations as provided in this Agreement), all funds deposited with Escrow Holder by Buyer in payment of the Purchase Price.

        9. Costs. Seller shall pay (a) one-half of Escrow Holder's fee, (b) Escrow Holder's customary charges to a seller for document drafting, recording and miscellaneous charges, (c) the cost of the Title Policy, and (d) one-half the documentary transfer and stamp taxes payable in connection with the recordation of the Deed.

            Buyer shall pay (a) one-half of Escrow Holder's fee, (b) Escrow Holder's customary charges to a buyer for document drafting, recording and miscellaneous charges, (c) the cost of any amendments or endorsements to the Title Policy requested by Buyer or its lender, (d) one-half the documentary transfer and stamp taxes payable in connection with the recordation of the Deed, and (e) all costs associated with Buyer's financing of the Purchase Price, including any fees for any loans, appraisals, title policies, etc.

        10. Proration Items. The following shall be apportioned and adjusted between the parties as of 5:00 pm, New York City time of the day preceding the Closing Date ("the Adjustment Date"):

                        (a) Real estate and other taxes, assessments and charges, and other municipal and state charges, license and permit fees, water and sewer rents and charges, if any, on the basis of the fiscal period for which assessed or charged;

                        (b) Water, electric, gas and other utility charges for service furnished to the Property;

                        (c) Base rents and any other payments (the "Rents"), actually paid under the terms of any Lease for the month of closing;

                        (d) Any amounts paid to Seller or by Seller under Service Contracts which are accepted by Buyer and are being assigned to Buyer;

                        (e) All costs associated with telephone directory listings and any other prepaid advertising which are accepted by Buyer with respect to the Property;

                        (f) Any other customary adjustments made in connection with the sale of similar properties; and

                        (g) Refundable security deposits from current tenants as of the Closing Date.

                        Seller will not assign to Buyer any of the hazard insurance policies affecting the Property then in force. There will therefore be no proration of insurance costs at Closing. Except as may be otherwise provided herein, all other expenses which are attributable to the period prior to the Closing Date shall be the obligation of Seller and those which are attributable to the period from and after the Closing Date shall be the obligation of Buyer.

                        For purposes of the foregoing apportionments and adjustments, the following procedures shall govern:

                                        (i)   If the Closing Date shall occur
before the real estate tax rate is fixed, the apportionment of such taxes shall be made upon the basis of the tax rate for the immediately preceding year, applied to the latest assessed valuation;

                                        (ii)  If there are water meters on the
Property, Seller shall furnish meter readings to a date not more than twenty
(20) days prior to the Adjustment Date; and the unfixed meter charges for the intervening time to the Adjustment Date shall be apportioned on the basis of such meter readings, and any such meter charges for the period subsequent to the Adjustment Date shall be paid by Buyer;

                                        (iii) The apportionment of utility
charges shall be made upon the basis of charges shown on the latest available bills for such utilities. The charges shown on such available bills for periods prior to the Adjustment Date shall be paid by Seller, and for the period from the date of each such last available utility bill to the Adjustment Date an apportionment shall be made based on the amount charged for the period covered by such last available bill;

                                        (iv)  All taxes, water and sewer charges
and current installments for assessments for public improvements which are liens upon the Property as of the Closing Date, will be allowed to Buyer as a credit against the Purchase Price, subject to apportionment as herein provided, and the existence of any such lien shall not constitute an objection to title;

                                        (v)   If any tenants pay Rents collected
by Buyer after the Closing Date which are attributable in whole or in part to any period prior to the Closing Date, Buyer shall promptly pay to Seller, Seller's proportionate share thereof;

                                        (vi)  If any tenants pay Rents collected
by Seller which are attributable in whole or in part to any period after the Closing Date, Seller shall promptly pay to Buyer, Buyer's proportionate share thereof;

                                        (vii) If any tenant is in arrears in the
payment of Rents on the Closing Date, Rents received from such tenant after the Closing Date shall be applied in the following order of priority: (a) first to pay any rents then due and owing for any period subsequent to the Closing Date and (b) then to pay any rent owning for any period prior to the Closing Date. If Rents or any portion thereof are received by Seller or Buyer after the Closing Date and are payable to the other party by reason of this allocation, the appropriate sum shall be promptly paid to the other party. The obligations of Buyer and Seller pursuant to this Section 10(vii) and the two immediately preceding Sections shall survive the Closing for a period of one hundred eighty
(180) days after the Closing Date, during which period Buyer and Seller shall agree on a reconciliation of the prorations described herein.

            Except as expressly provided, the provisions of this Section 10 shall survive the Closing.

        11. Remedies for Default. If Escrow fails to close by reason of any default by Seller under this Agreement, Buyer shall be entitled to the return of the Deposit and any Additional Deposit upon delivery of written notice by Buyer to Seller and Escrow Holder, in which event Buyer may pursue all of the rights and remedies that Buyer may have at law or in equity, including the right to seek specific performance of this Agreement and recover all reasonable expenses incurred including attorneys fees incurred in remedying such default. If Escrow fails to close by reason of any default by Buyer under this Agreement, Seller shall be entitled to receive the liquidated damages set forth in Section 12 below upon delivery of written notice by Seller to Buyer and Escrow Holder, in which event Seller may pursue all of the rights and remedies that Seller may have at law or in equity, including recovering all reasonable expenses incurred including attorneys fees incurred in remedying such default. If Escrow Holder intends to release the Deposit to either party pursuant to this Section 11 or
Section 12 hereof, Escrow Holder shall give Buyer and Seller not less than ten
(10) days prior written notice of such fact and, if Escrow Agent actually receives notice from either Buyer or Seller within such ten (10) day period that such party objects to the release, then Escrow Holder shall not release the Deposit until directed by both Buyer and Seller or pursuant to an order of any court of competent jurisdiction. If this Agreement or Escrow is terminated, Buyer shall return to Seller, within two business days after the termination of Escrow, all documents and materials provided by Seller or its agents to Buyer or its agents in connection with this Agreement or the Property and all copies thereof.

        12. LIQUIDATED DAMAGES. IF BUYER FAILS TO CLOSE UNDER THIS AGREEMENT, THEN SELLER MAY RECEIVE THE DEPOSIT AND ANY ADDITIONAL DEPOSIT AS LIQUIDATED DAMAGES. THE PARTIES HAVE DISCUSSED AND NEGOTIATED IN GOOD FAITH UPON THE QUESTION OF THE DAMAGES THAT WOULD BE SUFFERED BY SELLER IN THE EVENT BUYER FAILS TO CLOSE UNDER THIS AGREEMENT AND HAVE ENDEAVORED TO REASONABLY ESTIMATE SUCH DAMAGES AND THEY AGREE THAT (I) SUCH DAMAGES ARE AND WILL BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX, (II) LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT AND ANY ADDITIONAL DEPOSIT ARE AND WILL BE REASONABLE, (III) IN THE EVENT OF SUCH BREACH, SELLER IS ENTITLED TO THE DEPOSIT AND ANY ADDITIONAL DEPOSIT AS SUCH LIQUIDATED DAMAGES, AND (IV) IN CONSIDERATION OF THE PAYMENT OF SUCH LIQUIDATED DAMAGES, SELLER SHALL BE DEEMED TO HAVE WAIVED ALL OTHER CLAIMS FOR DAMAGES OR RELIEF AT LAW OR IN EQUITY, EXCEPT FOR: (A) CLAIMS FOR THE RETURN OF DOCUMENTS IN CONNECTION WITH THIS AGREEMENT; (B) ACTIONS TO EXPUNGE A LIS PENDENS OR OTHER CLOUDS ON TITLE CAUSED BY BUYER; (C) CLAIMS ON ACCOUNT OF ANY OF BUYER'S INDEMNITY

OBLIGATIONS UNDER THIS AGREEMENT; AND (D) REASONABLE ATTORNEYS' FEES AND COSTS INCURRED BY SELLER INCIDENT TO CLAUSES (A), (B), OR (C) HEREOF.

                SELLER'S INITIALS               BUYER'S INITIALS


                   -----------                    -----------


        13. Possession. Seller shall deliver possession of the Property to Buyer on the Close of Escrow, subject to the rights of tenants.

        14. Seller's Representations and Warranties. The accuracy and completeness of the following constitute a condition to the Close of Escrow and Seller represents and warrants that the following are complete and accurate as of the date of this Agreement, and will be complete and accurate as of the Close of Escrow.

            14.1. Legal Power, Right, Authority and Enforceability. Seller is duly organized, validly existing, and qualified to conduct its business and has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement and will have taken all requisite action in connection with entering into this Agreement and the consummation of the transactions contemplated by this Agreement and the individuals executing this Agreement on behalf of Seller will have the legal power, right, and actual authority to bind Seller to the terms and conditions of this Agreement.

            14.2. FIRPTA. Seller is not a foreign person within the meaning of
Section 1445 of the Internal Revenue Code of 1986, as amended (the Foreign Investment in Real Property Tax Act).

            14.3. Rent Roll. Except as described in the Rent Roll, there are no leases affecting the Real Property (each such lease, a "Lease", and collectively, the "Leases") and no person, other than tenants under such Leases which, subject to any title exceptions relating thereto, has any right of possession of the Real Property. Except as otherwise specifically and expressly set forth in the Rent Roll or otherwise specifically disclosed in writing to Buyer, to the best of Seller's knowledge: (i) no presently effective or future rent concessions have been given to any tenants; (ii) no rent has been paid in advance by any tenants respecting a period subsequent to the Close of Escrow (except for the month in which the Close of Escrow occurs); (iii) no current tenants have any claim against Seller for any security deposit or other deposits, other than pursuant to the terms of its Lease with respect to sums specified as security deposits in the Rent Roll; (iv) no tenants have any option or right of first refusal to extend or renew their Lease or rent additional space; (v) other than with respect to certain leases with certain service providers, including without limitation laundry service providers, no lease provides for occupancy of more than one (1) year; and (vi) there are no leasing or other commissions due, nor will any become due, in connection with any Lease, or any renewal or extension of any Lease, subsequent to the Closing Date. Furthermore, to the best of Seller's knowledge, no tenants have asserted any defenses or offsets as of the date of this Agreement, nor are there any defenses or offsets to rent accruing after the Closing Date. Except as specifically set forth in the Rent Roll or otherwise specifically disclosed in writing to Buyer, to the best of Seller's knowledge no default or breach exists on the part of any tenant nor has Seller received any notice of any default or breach on the part of the landlord under any Lease, nor does there exist any such default or breach on the part of the landlord.

            14.4. Operating Statements. The Operating Statements show all items of income and expense (operating and capital) incurred in connection with Seller's ownership and management of the Property for the periods indicated and are true, correct and complete in all material respects.

            14.5. Service Contracts. There are no management or service agreements affecting the Property other than the Service Contracts. The list of Service Contracts is true, correct and complete in all material respects.

            14.6. Notice of Violations. Seller has received no written notice that either the Property or the use thereof violates any laws, rules and regulations of any federal, state, city or county government or any agency, body or subdivision thereof having any jurisdiction over the Property that have not been resolved to the satisfaction of the issuer of the notice.

            14.7. Condition of Personal Property. Other than due to the occurrence of a casualty or condemnation of all or a portion of the Property, all Personal Property included in the sale and all mechanical, electrical, heating, air conditioning, sewer, water and plumbing systems at the Property shall be in substantially the same working order at the time of closing hereunder as at the time of the initial inspection by Buyer in accordance with its due diligence examination of the Property pursuant to Section 5.2 hereof, reasonable wear and tear excepted.

            14.8. Real Estate Taxes and Assessments. All ad valorem taxes for 1996 and all prior years have been paid and no taxes for 1997 are delinquent. All assessments, fees or other charges for utilities or roads have been paid in full.

            14.9. Litigation. Seller has no actual knowledge of any existing or pending litigations which would adversely affect the Property.

            14.10. Continued Operation. Seller covenants and agrees that between the date hereof and Closing Date, Seller shall continue to maintain, operate and manage the Property in a manner consistent with its prior practices. Seller shall not permit the modification, extension, or cancellation of any tenant lease other than in the ordinary course of managing the Property. If the leases of any tenants expire before thirty (30) days after the Closing Date, Seller shall, up to the Closing Date, continue its normal course of operation with respect to leasing apartments which are unrented or will be vacated during the applicable period described above.

            14.11. Dead-Bolt Compliance. Seller warrants that it has complied with the keyless, dead-bolt lock requirement.

        15. Buyer's Representation and Warranties. The accuracy and completeness of the following constitute a condition to the Close of Escrow and Buyer represents and warrants that the following is complete and accurate as of the date of this Agreement and shall be complete and accurate as of the Close of Escrow, and survive the Close of Escrow in perpetuity: (i) Buyer is duly organized, validly existing, and qualified to conduct its business and has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement; (ii) all requisite action (corporate, partnership, trust or otherwise) has been taken by Buyer in connection with entering into this Agreement and the consummation of the transactions contemplated by this Agreement; (iii) the individual executing this Agreement on behalf of Buyer has the legal power, right, and actual authority to bind Buyer to the terms and conditions of this Agreement; and (iv) this Agreement and all documents required by this Agreement to be executed by Buyer are and will be valid, legally binding obligations of and enforceable against Buyer in accordance with their terms.

        16. Waivers of Deceptive Trade Practices Act. Buyer acknowledges and agrees, on its own behalf and on behalf of its assigns and successors, that the Texas Deceptive Trade Practices -- Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code (the "DTPA"), is not applicable to the transactions contemplated by this Agreement. Accordingly, Buyer's rights and remedies with respect to these transactions, and with respect to all other acts or practices, past, present or future, in connection with these transactions, shall be governed by legal principles other than the DTPA. In furtherance thereof, Buyer agrees as follows:

            (a) Buyer represents that it is a business consumer and that it seeks to acquire by purchase or lease the goods or services that are the subject of this Agreement for commercial or business use. Buyer further represents that it has knowledge and experience in financial and business matters that enables it to evaluate the merits and risks of the business transactions that are the subject of this Agreement. Buyer also represents that it is not in a significantly disparate bargaining position in relation to Seller.

            (b) Buyer represents that Buyer has assets of Five Million Dollars ($5,000,000.00) or more.

            (c) Buyer represents that it has been represented by legal counsel in seeking or acquiring the goods or services that are the subject of this Agreement and that the transactions contemplated by this Agreement do not involve the purchase or lease of a family residence occupied or to be occupied as the residence of Buyer. Buyer shall cause its legal counsel to sign this Agreement for the purpose of complying with Section 17.42(a)(3) of the DTPA.

            (d) Buyer agrees, on its own behalf and on behalf of its assigns and successors, that all of its rights and remedies under the DTPA are waived and released, including specifically, without limitation, all rights and remedies resulting from or arising out of any and all acts or practices of Seller in connection with the transactions contemplated by this Agreement, whether such acts or practices occur before or after the execution of this Agreement; provided, however, notwithstanding anything to the contrary herein, in accordance with Section 17.42 of the DTPA, Buyer does not waive Section 17.555 of the DTPA.

        17. Condemnation. If before the Close of Escrow, any portion of the Property is taken by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated) Buyer and Seller shall proceed to the Close of Escrow in accordance with this Agreement, without modification of the terms of this Agreement, except that (i) the Property will not include the property so taken, (ii) the Purchase Price will be reduced by the amount of any awards for such taking paid to Seller as of the Closing Date, and (iii) Seller shall assign and turn over to Buyer, and Buyer shall be entitled to receive and retain, all awards for such taking not yet awarded as of the Close of Escrow. Notwithstanding the foregoing, if a portion of the Property is taken by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated) and such portion either (a) contains more than five percent (5%) of the number of parking spaces located at the Property, or (b) is worth in excess of $250,000.00, Buyer may either (x) terminate this Agreement and receive the return of the Deposit and any Additional Deposit, in which case neither party will have any additional rights or obligations under this Agreement, or (y) elect to proceed to the Close of Escrow in accordance with this Agreement, without modification of the terms of this Agreement.

        18. Destruction. Except as otherwise provided in this Agreement, prior to the Closing Date, all risks of loss or damage by every casualty shall be borne by the Seller. Notwithstanding the foregoing, if the Property is damaged by fire or other casualty on or before the Closing Date, Seller immediately shall notify Buyer of such damage. If the damage is less than Two Hundred Fifty Thousand Dollars ($250,000.00) and does not eliminate access to the Property, Buyer and Seller shall proceed to the Close of Escrow in accordance with the terms of this Agreement, without modification of the terms of this Agreement, in which event Buyer shall be entitled to an assignment of the proceeds of all insurance relating to such fire or other casualty, including the proceeds of rent loss insurance, and Seller shall be responsible for the payment of any deductibles under its insurance policies. If the damage exceeds Two Hundred Fifty Thousand Dollars ($250,000.00), Buyer may either (a) terminate this Agreement and receive the return of the Deposit and any Additional Deposit, in which case neither party will have any additional rights or obligations under this Agreement, or (b) elect to proceed to the Close of Escrow in accordance with this Agreement, without modification of the terms of this Agreement, in which event Buyer is entitled to an assignment of the proceeds of all insurance relating to such fire or other casualty, including the proceeds of rent loss insurance, and Seller shall be responsible for the payment of any deductibles under its insurance policies.

        19. Brokers. Seller represents that it has engaged Jerry T. Lamm of Lamm Real Estate, Ltd. ("Lamm"), as a real estate broker in connection with its sale of the Property. Buyer represents that it has engaged Tom Flood of Pinnacle Realty Management Company ("Pinnacle") as real estate broker in connection with its purchase of the Property. Lamm and Pinnacle shall be collectively referred to herein as "Broker." On the Close of Escrow Broker is entitled to receive a commission in the amount of One and Three-Quarter Percent (1.75%) of the Purchase Price from the proceeds of the Purchase Price, payable by Seller one-half to Lamm and one-half to Pinnacle. Each party to this Agreement represents that no real estate or business broker, agent, finder, or other person other than Broker is responsible for bringing about or negotiating this Agreement and that such party has not dealt with any real estate broker, agent, finder, or other person other than Broker relating to this Agreement in any manner. Each party to this Agreement shall defend, indemnify, and hold harmless the other party to this Agreement against all liabilities, damages, losses, costs, expenses, attorneys' fees and claims arising from (a) any breach of such representation by such indemnifying party set forth in the preceding sentence, and (b) any claims that may be made against such indemnified party by any real estate broker, agent, finder, or other person alleging to have acted on behalf of, or to have dealt with, such indemnifying party. It is the intent of the parties that Broker is not a third party beneficiary of this Agreement.

        20. As-Is Purchase. Buyer acknowledges that it is purchasing the Property in reliance solely on: (i) Buyer's inspection of the Real Property, the Personal Property and the Improvements; (ii) Buyer's independent verification of the truth of any documents made available to Buyer; and (iii) the opinions and advice concerning the Property of consultants and attorneys engaged by Buyer. Buyer acknowledges that before the expiration of the Due Diligence Period, Buyer will have performed all of its due diligence investigations of and with respect to the Property as Buyer deems appropriate, including engineering studies, soils tests, environmental surveys and testing, physical inspections, TLTA or other surveys, and market analyses as well as Buyer's evaluation of the condition and status of the Personal Property and Improvements and the operation and future prospects of the Property. On the Close of Escrow, Buyer accepts the Property and all matters relating to the Property in their "as is" condition or status as of the Closing Date, including such matters as: soils and geological condition, topography, area and configuration of the Real Property; the age and condition of the Improvements and Personal Property; the existence of any hazardous or toxic substances or materials, construction defects or other matters which would or could necessitate abatement or remediation action by the Property's owner; any physical or mechanical defects in the Improvements or Personal Property; any easement, license or encroachment which is not a matter of public record, whether or not visible upon inspection of the Property; the zoning and other land use regulations applicable to the Property; and any other matter relating to the Property including, but not limited to, value, title, income, feasibility, cost, marketing and investment return. Buyer acknowledges and agrees that Seller is not making any express or implied warranties or representations of any kind or character with respect to the Property. Buyer warrants and represents that it has not relied upon and will not rely upon, either directly or indirectly, any warranty or representation of Seller not explicitly set forth in this Agreement.

        21. Indemnification.

            21.1. Indemnification of Buyer. Seller hereby agrees to indemnify, defend and hold harmless Buyer and any other holder of record title to the Property pursuant to this Agreement, their officers, directors, general partners, agents and employees and their respective heirs, executors, administrators, successors and assigns, from and against any and all indebtedness or other liability arising out of ownership or operation of the Property prior to Close of Escrow, including, but not limited to, any and all claims, liabilities, damages, penalties and losses, costs or expenses (including court costs and reasonable attorney's fees) incurred, resulting from or in any way arising out of any act or omission of Seller, its agents and employees, in respect of the operation of the Property prior to Close of Escrow, and any injury to persons or damage to property happening or occurring in, on or about the Property. Seller further agrees, upon notice and request from Buyer, to contest any such demand, claim, suit or action against which Seller has hereinabove agreed to indemnify and hold Buyer harmless, and to defend any action that may be brought in connection with any such demand, claim, suit or action or with respect to which Seller has hereinabove agreed to indemnify and hold Buyer harmless and to bear all costs and expenses of such contest and defense, provided, however, that Seller shall have no obligation hereunder to indemnify or hold Buyer harmless from and against any claim, liability, damage, penalty or loss, cost or expense incurred by Buyer incident to, resulting from or in any way arising out of any act or omission of Buyer, its agent or employees, it being understood and agreed, however, that the employees engaged in the operation of the Property prior to Close of Escrow are and shall be construed to be, for purposes of this provision, the employees of Seller and the acts and omissions of said employees shall in no way be attributable to Buyer for the purposes of this provision.

            21.2. Indemnification of Seller. Buyer hereby agrees to indemnify, defend and hold harmless Seller and any other holder of record title to the Property pursuant to this Agreement, their officers, directors, general partners, agents and employees and their respective heirs, executors, administrators, successors and assigns, from and against any and all indebtedness or other liability arising out of ownership or operation of the Property from and after Close of Escrow, including, but not limited to, any and all claims, liabilities, damages, penalties and losses, costs or expenses (including court costs and reasonable attorney's fees) incurred, resulting from or in any way arising out of any act or omission of Buyer, its agents and employees, in respect of the operation of the Property from and after Close of Escrow, and any injury to persons or damage to property happening or occurring in, on or about the Property. Buyer further agrees, upon notice and request from Seller, to contest any such demand, claim, suit or action against which Buyer has hereinabove agreed to indemnify and hold Seller harmless, and to defend any action that may be brought in connection with any such demand, claim, suit or action or with respect to which Buyer has hereinabove agreed to indemnify and hold Seller harmless and to bear all costs and expenses of such contest and defense, provided, however, that Buyer shall have no obligation hereunder to indemnify or hold Seller harmless from and against any claim, liability, damage, penalty or loss, cost or expense incurred by Seller incident to, resulting from or in any way arising out of any act or omission of Seller, its agent or employees, it being understood and agreed, however, that the employees engaged in the operation of the Property from and after Close of Escrow are and shall be construed to be, for purposes of this provision, the employees of Buyer and the acts and omissions of said employees shall in no way be attributable to Seller for the purposes of this provision.

            21.3. Indemnification Procedure. To the extent of any claims against Seller or Buyer predicated upon facts which could reasonably be interpreted as giving rise to potential liability of Seller or Buyer under this Section 21, the party against whom such claim is asserted shall promptly give notice thereof to the other party hereto. Thereupon, such other party shall have the option of retaining counsel of its choice to defend both it and the remaining party in respect of such claim and to control, in a manner reasonable in light of applicable circumstances, the course and ultimate disposition of such claim. In the event that a party to this Agreement shall elect to exercise the option provided in the preceding sentence, the party electing such option, by reason thereof, shall be deemed to have agreed to pay all reasonable costs and expenses of defending against such claim and any liability of the party against whom such claim was asserted on account thereof. Without regard to whether any party hereto shall exercise such option, Seller and Buyer and their counsel shall consult with one another concerning such claim and with due regard to both the mutual and the independent interest of Seller and Buyer therein.

            21.4. Indemnity Regarding Inspection. In consideration of Seller's permission to Buyer and its agents to perform investigations and testing on and about the Property, Buyer shall defend, indemnify and hold harmless Seller, Seller's officers, employees, agents, contractors, successors, assigns, and affiliates (collectively, the "Indemnitees"), and the Property from all claims, costs, liens, actions and judgments (including Seller's attorneys' fees and defense costs) resulting from Buyer's investigation or otherwise caused by Buyer or any of its employees, agents or independent contractors. Unless and until the Close of Escrow occurs, Buyer shall maintain all the information it obtains in connection with the Property in strict confidence subject to the terms of the Indemnification Agreement dated May 16, 1997 by and between Seller and Buyer (the "Indemnification Agreement"). Buyer shall, at Buyer's sole cost, promptly repair any damage resulting from its activities on the Property and restore the Property to its condition before Buyer or any of its agents first entered the Property. If the Close of Escrow does not occur on or before the Closing Date for any reason other than a breach of this Agreement by Seller, Buyer shall provide Seller, at no cost to Seller, copies of all reports and materials derived from Buyer's investigation of the Property.

        22. Governing Law, Venue and Jurisdiction. This Agreement is governed by and construed in accordance with the laws of the State of Texas. All actions and proceedings arising in connection with this Agreement must be tried and litigated exclusively in the State and Federal courts located in the County of Dallas, State of Texas, which courts have personal jurisdiction and venue over each of the parties to this Agreement for the purpose of adjudicating all matters arising out of or related to this Agreement. Each party authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices set forth in this Agreement.

    23. Further Assurances. Each party to this Agreement shall execute and deliver all instruments and documents and take all actions as may be reasonably required or appropriate to carry out the purposes of this Agreement.

    24. Counterparts and Exhibits. This Agreement may be executed in counterparts, each of which is deemed an original and all of which together constitute one document. All exhibits attached to and referenced in this Agreement are incorporated into this Agreement.

    25. Time of Essence. Time and strict and punctual performance are of the essence with respect to each provision of this Agreement.

    26. Attorney's Fees. The prevailing party in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party all costs, expenses, and reasonable attorney's fees (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney's fees.

    27. Modification. This Agreement may be modified only by a contract in writing executed by the party to this Agreement against whom enforcement of the modification is sought.

    28. Headings. The paragraph headings in this Agreement (a) are included only for convenience, (b) do not in any manner modify or limit any of the provisions of this Agreement, and (c) may not be used in the interpretation of this Agreement.

    29. Prior Understandings. This Agreement and all documents specifically referred to and executed in connection with this Agreement: (a) contain the entire and final agreement of the parties to this Agreement with respect to the subject matter of this Agreement, and (b) supersede all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Agreement.

    30. Interpretation. Whenever the context so requires in this Agreement, all words used in the singular may include the plural (and vice versa) and the word "person" includes a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity. The terms "includes" and "including" do not imply any limitation. No remedy or election under this Agreement is exclusive, but rather, to the extent permitted by applicable law, each such remedy and election is cumulative with all other remedies at law or in equity.

    31. Partial Invalidity. Each provision of this Agreement is valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement (or the application of such provision to any person or circumstance) is or becomes invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, are not affected by such invalidity or unenforceability.

    32. Successors-in-Interest and Assigns. Buyer may not assign its rights under this Agreement to any person or entity, other than Apple Residential Trust, Inc., without the prior written consent of Seller, which consent may not be unreasonably withheld. No assignment by Buyer of any of its rights or obligations under this Agreement shall relieve Buyer of any of its obligations under this Agreement unless Seller expressly agrees to such release in writing. Subject to the foregoing, this Agreement is binding on and inures to the benefit of the successors-in-interest and assigns of each party to this Agreement.

    33. Municipal Utility District Notices. Buyer agrees that if the Property or any portion thereof is located in a municipal utility district, Buyer will, within five days after request by Seller, execute any and all notices which, in the opinion of counsel for Seller, are required by law to be given to Buyer with respect to the Property.

    34. Notices. Each notice and other communication required or permitted to be given under this Agreement ("Notice") must be in writing. Notice is duly given to another party upon: (a) hand delivery to the other party, (b) receipt by the other party when sent by facsimile to the address and number for such party set forth below (provided, however, that the notice is not effective unless a duplicate copy of the facsimile Notice is promptly given by one of the other methods permitted under this paragraph), (c) three business days after the Notice has been deposited with the United States postal service as first class certified mail, return receipt requested, postage prepaid, and addressed to the party as set forth below, or (d) the next business day after the Notice has been deposited with a reputable overnight delivery service, postage prepaid, addressed to the party as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery-service-provider.

If to Seller, to:           Hutton/Con Am Realty Investors 4
                            1764 San Diego Avenue
                            San Diego, California 92110
                            Attn:  E. Scott Dupree, Esq.
                            Phone:  614-297-6771
                            Fax:  619-294-2451

    with a copy to:         RI 3-4 Real Estate Services, Inc.
                            c/o Lehman Brothers, Inc.
                            Diversified Asset Group
                            3 World Financial Center, 29th Floor
                            or
                            200 Vesey Street, 29th Floor
                            New York, New York 10285
                            Attn:  Donald E. Petrow
                            Phone:  212-526-3140
                            Fax:  212-528-9697

If to Buyer, to:            Cornerstone Realty Group, Inc.
                            306 East Main Street
                            Richmond, Virginia 23219
                            Attn:  Gustav G. Remppies
                            Phone:  (804) 643-1761
                            Fax:  (804) 782-9302

    with a copy to:         Zuckerbrod & Taubenfeld
                            575 Chestnut Street
                            P.O. Box 488
                            Cedarhurst, New York 11516
                            Attn:  Harry S. Taubenfeld, Esq.
                            Phone:  (516) 374-3133
                            Fax:  (516) 374-3490

    and a copy to:          Brown McCarroll & Oaks Hartline
                            300 Crescent Court - Suite 1400
                            Dallas, Texas 75201-6929
                            Attn:  Leigh Moore, Esq.

                            Phone:  (214) 999-6173
                            Fax:  (214) 999-6170

Each party shall make a reasonable, good faith effort to ensure that it will accept or receive any Notice to it that is given in accordance with this paragraph. A party may change its address for purposes of this paragraph by giving the other party(ies) written notice of a new address in the manner set forth above.

    35. Waiver. Any waiver of a default or provision under this Agreement must be in writing. No such waiver constitutes a waiver of any other default or provision concerning the same or any other provision of this Agreement. No delay or omission by a party in the exercise of any of its rights or remedies constitutes a waiver of (or otherwise impairs) such right or remedy. A consent to or approval of an act does not waive or render unnecessary the consent to or approval of any other or subsequent act.

    36. Drafting Ambiguities. Each party to this Agreement and its legal counsel have reviewed and revised this Agreement. The rule of construction that ambiguities are to be resolved against the drafting party or in favor of the party receiving a particular benefit under an agreement may not be employed in the interpretation of this Agreement or any amendment to this Agreement.

    37. Third Party Beneficiaries. Nothing in this Agreement is intended to confer any rights or remedies on any person or entity other than the parties to this Agreement and their respective successors-in-interest and permitted assignees.

    38. Confidentiality. Except as required by law, as provided in Section 21.4 or as set forth in the Indemnification Agreement, Seller and Buyer hereby agree from and after the date hereof, not to disclose the terms of the transactions contemplated by this Agreement or any information in connection therewith to anyone other than (i) the consultants and professionals retained by each party in connection with evaluating, reviewing, negotiating and closing the transactions contemplated by this Agreement, (ii) the partners, management and officers of each party, and (iii) other employees of each party involved in evaluating, reviewing, negotiating and closing the transactions contemplated by this Agreement (collectively, the "Involved Parties"). Any document or information provided to the Involved Parties is for their internal use only and shall not be published, quoted, copied, distributed, divulged, disseminated or discussed without the express prior written consent of the other party, except as otherwise required by law. Seller and Buyer hereby agree to keep, and agree to direct the Involved Parties to keep, any information and documents received from the other party, or from any third party regarding the other, confidential, and no publicity or press release regarding the transactions contemplated by this Agreement or the consummation of the sale of the Property shall be made without the prior written consent of both Seller and Buyer. The provisions of this Section shall apply prior to the Closing Date, and if the Closing does not occur, shall survive the termination of this Agreement.

          SELLER:    RIVER HILL APARTMENTS, LTD.,
                     a Texas limited partnership

                     By:    HUTTON/CON AM REALTY INVESTORS 4,
                            a California limited partnership,
                            general partner

                            By:    RI 3-4 REAL ESTATE SERVICES, INC.,
                                   a Delaware corporation,
                                   general partner


                                   By: /s/ Donald E. Petrow
                                      --------------------
                                      Name: DONALD E. PETROW
                                      Title:  vp


                            By:    CON AM PROPERTY SERVICES IV, LTD.,
                                   a California limited partnership,
                                   general partner

                                   By:    CONTINENTAL AMERICAN
                                          DEVELOPMENT, INC.,
                                          a California corporation,
                                          general partner

                                   By:   /s/ Scott Dupree
                                        -----------------
                                        Name: SCOTT DUPREE
                                        Title: VICE PRESIDENT

          BUYER:     CORNERSTONE REALTY GROUP, INC.
                     a Virginia corporation

                     By: /s/ S.J. Olander
                         ----------------
                         Name: S.J. Olander
                         Title: Senior VP